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                                                                    EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         As independent certified public accountants, we hereby consent to the to the incorporation by reference therein of our report dated March 12, 1999, on the financial statements of Barbella Environmental Technology, Inc. as of and for the year ended December 31, 1998 included in the restated consolidated financial statements of U.S. Plastic Lumber Corp. and subsidiaries in its Form 10KSB filed with the Securities and Exchange Commission on March 30,2000 and the incorporation by reference of that report in this Registration Statement of U.S. Plastic Lumber Corp. on Form S-3.



/s/ Callahan & Company P.C.
-----------------------------

Neptune New Jersey
April 26, 2000